Exhibit 99.1

FOR IMMEDIATE RELEASE

February 22, 2011

IBERIABANK Corporation contacts: Beth A. Ardoin, Director of Communications (337) 521-4701 bardoin@iberiabank.com John R. Davis, Senior Executive Vice President (337) 521-4005 jdavis@iberiabank.com	OMNI BANCSHARES, Inc. contacts: James M. Hudson, Chairman and CEO (504) 832-9152 jim@omnibk.com S. Kyle Waters, President (504) 620-1569 kyle@omnibk.com

IBERIABANK Corporation Announces Acquisition of OMNI BANCSHARES, Inc.

•	Low-risk, in-market acquisition providing increased distribution and scale in key markets

•	Enhances IBERIABANK’s ability to compete and capitalize on market dislocation

•	Significant synergies and growth opportunities

•	Strong cultural and business fit dramatically reduces risk

•	Attractive deployment of excess capital

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC) (“IBERIABANK”), holding company of the 123-year-old IBERIABANK (www.iberiabank.com) and OMNI BANCSHARES, Inc. (“OMNI”), the holding company of Metairie, Louisiana-based OMNI BANK (www.omnibk.com) announced today the signing of a definitive agreement for IBERIABANK to acquire OMNI. The transaction has been approved by the Board of Directors of each company and is expected to close in the second quarter of 2011. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of OMNI’s shareholders.

“Today’s announcement is an important step for IBERIABANK to accelerate the growth of our Southeastern Louisiana franchise and, in particular, the New Orleans market,” said Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK. He continued, “OMNI has a very attractive distribution network, as well as outstanding associates and clients. This combination nearly doubles our presence in the New Orleans MSA, and represents a natural fit positioning us well to continue to serve and grow our combined client base.”

Byrd continued: “We commend the OMNI BANK leadership team and associates for their commitment to running a solid organization, particularly in this challenging operating environment. We are very excited about the new relationships created in this transaction, including with the OMNI BANK team, their clients and the markets in which they are well established. Our goal is clearly and simply to be the most significant bank in the New Orleans community. OMNI BANK is another step in that direction.”

James M. Hudson, Chairman and Chief Executive Officer of OMNI, will be named Chairman of the Southeast Louisiana region for IBERIABANK after the acquisition is consummated.

“We are excited to join forces with IBERIABANK, which will continue OMNI’s long-standing traditions of providing exceptional customer service and making a difference in our communities,” said Hudson. “As one of the strongest financial institutions in the country, IBERIABANK offers our shareholders, employees, and clients the benefits of enhanced services, new products, and greater access to banking locations. With respect to the integration of our operations into the IBERIABANK family, we are fully committed to making this as seamless as possible for all of our customers. Furthermore, this opportunity reaffirms the success that OMNI has achieved in the greater New Orleans market over its 23 year history and I am proud to be a part of this historic expansion.”

Under the terms of the agreement, shareholders of OMNI will receive 0.3313 share of IBERIABANK common stock per share of OMNI common stock, subject to certain adjustments. The stock issuance is valued at approximately $40 million in the aggregate, based on 2.1 million shares of OMNI common stock outstanding. In addition, approximately $24 million of OMNI trust preferred and holding company debt will be assumed in the transaction.

IBERIABANK expects the transaction to be immediately accretive to net income and earnings per share, excluding estimated one-time and merger-related costs of approximately $15 million, pre-tax. Estimated synergies include annual expense savings of approximately $9 million, pre-tax, to be fully achieved by the second half of 2012. The estimated internal rate of return for the transaction is in the high teens, exceeding IBERIABANK’s cost of capital.

Additional Information

IBERIABANK was advised by the investment banking firm Goldman, Sachs & Co and the law firm of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. OMNI was advised by the investment banking firm Howe Barnes Hoefer Arnett and the law firm of Adams and Reese L.L.P.

IBERIABANK Corporation

IBERIABANK is a multi-bank financial holding company with 226 combined offices, including 145 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 27 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 54 locations in 12 states.

IBERIABANK’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” IBERIABANK’s market capitalization was approximately $1.5 billion, based on the NASDAQ closing stock price on February 18, 2011.

The following 12 investment firms currently provide equity research coverage on IBERIABANK:

•	B. Riley & Company

•	FIG Partners, LLC

•	Howe Barnes Hoefer & Arnett, Inc.

•	Keefe, Bruyette & Woods

•	Morgan Keegan & Company, Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

About OMNI BANCSHARES, Inc.

OMNI is a bank holding company with 14 bank branch offices in the New Orleans and Baton Rouge markets. OMNI has branches in Jefferson, Saint John the Baptist, Orleans, East Baton Rouge and Saint Tammany parishes. As of December 31, 2010, OMNI had total assets, deposits and equity of approximately $735 million, $646 million and $31 million, respectively.

Conference Call

The Company will host a live conference call on Tuesday, February 22, 2011, beginning at 10:00 a.m. Central Time. Interested parties may access the conference call by dialing 1-888-428-4473. The confirmation code for the call is 193406. A replay of the call will be available beginning at 1:00 p.m. Central Time on February 22, 2011 until midnight Central Time on March 1, 2011 by dialing 1-800-475-6701. The confirmation code for the replay is 193406. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on IBERIABANK’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations”, and on OMNI’s web site, www.omnibk.com, under “About Us” and then “OMNI BANK News.”

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. All forward-looking statements are subject to risks and uncertainties that could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) unprecedented volatility in the global economy; (3) risk that the future business operations of IBERIABANK Corporation will not be successful; (4) risk that we will not realize all of the anticipated benefits from our acquisition of OMNI BANCSHARES, Inc.; (5) risk that the businesses of IBERIABANK Corporation and OMNI BANCSHARES, Inc. may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (6) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner; (7) failure of the stockholders of OMNI BANCSHARES, Inc. to approve the merger; (8) changes in interest rates or credit availability; (9) credit risk of our customers; (10) effects of the on-going correction in residential real estate prices and reduced levels of home sales; (11) changes in accounting and government regulations and legislation; (12) sufficiency of our allowance for loan losses; (13) geographic concentration of our markets and economic conditions in these markets; (14) risk that other governmental and regulatory approvals required for the merger may not be obtained; and (15) other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and OMNI BANCSHARES, Inc. 2009 Annual Report. All forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed.

Neither IBERIABANK Corporation nor OMNI BANCSHARES, Inc. undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication is being made in respect of the proposed merger transaction involving IBERIABANK Corporation and OMNI BANCSHARES, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, IBERIABANK Corporation will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of OMNI BANCSHARES, Inc. IBERIABANK Corporation also plans to file other documents with the SEC regarding the proposed merger transaction. OMNI BANCSHARES, Inc. will mail the final proxy statement/prospectus to its stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about IBERIABANK Corporation and OMNI BANCSHARES, Inc., will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the IBERIABANK Corporation website, www.iberiabank.com, under the heading “Investor Information”.

OMNI BANCSHARES, Inc., and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of OMNI BANCSHARES, Inc. in respect of the proposed transaction. Information regarding the persons who may be deemed participants in the solicitation of the shareholders of OMNI BANCSHARES, Inc. in connection with the proposed transaction will be set forth in the proxy statement/prospectus and other relevant documents when they are filed with the SEC.

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